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                                                                    Exhibit 12.1


                           LOUIS DREYFUS NATURAL GAS CORP.
      RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    For purposes of these computations, earnings consist of income before income taxes and fixed charges less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and financing costs, capitalized interest, the portion of rental expense which LDNG believes is representative of the interest component of rental expense.

                                                                                                          PRO FORMA (1)
                                                                                                        ------------------
                                                                                               NINE                NINE
                                                                                              MONTHS     YEAR     MONTHS
                                                            YEARS ENDED DECEMBER 31,           ENDED     ENDED     ENDED
                                           ------------------------------------------------- SEPT. 30,  DEC. 31,  SEPT. 30,
                                              1992      1993       1994      1995      1996     1997      1996      1997
                                           ---------  --------  --------  --------  --------  --------  --------  --------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
EARNINGS:
Income before income taxes ............... $   2,699  $  3,631  $ 16,038  $ 15,739  $ 31,500  $ 34,835  $  8,451  $ 18,740
Interest .................................     9,939    14,364    16,856    21,736    26,822    19,031    33,976    24,868
Amortization of debt issue costs..........       452       871       894     1,111     1,073       744     1,073       744
Interest portion of rental expense........       176       184       293       291       307       244       843       448
                                           ---------  --------  --------  --------  --------  --------  --------  --------
                                           $  13,266  $ 19,050  $ 34,081  $ 38,877  $ 59,702  $ 54,854  $ 44,343  $ 44,800
                                           ---------  --------  --------  --------  --------  --------  --------  --------
                                           ---------  --------  --------  --------  --------  --------  --------  --------
FIXED CHARGES:
  Interest................................ $   9,939  $ 14,364  $ 16,856  $ 21,736  $ 26,822  $ 19,031  $ 33,976  $ 24,868
  Capitalized interest....................         -         -         -       266       431       608       967       812
  Amortization of debt issue costs........       452       871       894     1,111     1,073       744     1,073       744
  Interest portion of rental expense......       176       184       293       291       307       244       843       448
PREFERRED DIVIDEND FACTOR.................         -         -         -         -         -         -     2,903     2,177
                                           ---------  --------  --------  --------  --------  --------  --------  --------
                                           $  10,567  $ 15,419  $ 18,043  $ 23,404  $ 28,633  $ 20,627  $ 39,762  $ 29,049
                                           ---------  --------  --------  --------  --------  --------  --------  --------
                                           ---------  --------  --------  --------  --------  --------  --------  --------
Ratio of earnings to combined fixed
  charges and preferred stock dividends...     1.3:1     1.2:1     1.9:1     1.7:1     2.1:1     2.7:1     1.1:1     1.5:1
                                           ---------  --------  --------  --------  --------  --------  --------  --------
                                           ---------  --------  --------  --------  --------  --------  --------  --------

(1) - See the unaudited pro forma financial statements, including the notes thereto, incorporated by reference in and made a part of the Registration Statement.